Exhibit 10.36

RECEIVABLES PURCHASE AGREEMENT
Dated as of December 1, 2017

among

ZEBRA TECHNOLOGIES INTERNATIONAL, LLC

as the Originator,

and

ZEBRA TECHNOLOGIES RSC, LLC
as Buyer

TABLE OF CONTENTS
SECTION    HEADING    PAGE

SECTION 1.	DEFINITIONS AND RELATED MATTERS 1

Section 1.1.	Defined Terms 1

Section 1.2.	Other Interpretive Matters 7

SECTION 2.	AGREEMENT TO PURCHASE AND SELL 7

Section 2.1.	Sales and Purchases 7

Section 2.2.	Payment for the Purchases 8

Section 2.3.	No Recourse or Assumption of Obligations 9

SECTION 3.	ADMINISTRATION AND COLLECTION 10

Section 3.1.	Zebra Technologies International, LLC to Act as Servicer 10

Section 3.2.	Repurchase; Adjustments to Purchase Price 10

Section 3.3.	Application of Collections 11

Section 3.4.	Responsibilities of the Originator 11

SECTION 4.	REPRESENTATIONS AND WARRANTIES 12

Section 4.1.	Representations and Warranties of the Originator 12

SECTION 5.	GENERAL COVENANTS 16

Section 5.1.	Affirmative Covenants of the Originator 16

Section 5.2.	Negative Covenants of the Originator 22

SECTION 6.	TERMINATION OF PURCHASES 23

Section 6.1.	Voluntary Termination 23

Section 6.2.	Automatic Termination 23

SECTION 7.	INDEMNIFICATION 23

Section 7.1.	Originator’s Indemnity 23

Section 7.2	Indemnification Due to Failure to Consummate Purchase 25

Section 7.3	Other Costs 26

SECTION 8.	MISCELLANEOUS 26

Section 8.1.	Amendments, Waivers, etc 26

Section 8.2.	Protection of Ownership Interests of the Buyer 26

Section 8.3.	Assignment of Agreement 27

Section 8.4.	Limitation of Liability 27

Section 8.5.	Binding Effect; Assignment 27

Section 8.6.	Survival 27

Section 8.7.	Costs, Expenses and Taxes 28

Section 8.8.	Execution in Counterparts; Integration 28

Section 8.9.	Severability; Section References 28

Section 8.10.	Governing Law 28

Section 8.11	Consent to Jurisdiction 28

Section 8.12.	Waiver of Jury Trial 29

Section 8.13.	No Proceedings 29

Section 8.14.	Notice 29

Section 8.15.	Entire Agreement 30

Section 8.16.	Power of Attorney 30

EXHIBIT A -	JURISDICTION OF ORGANIZATION OF THE ORIGINATOR; PLACES OF BUSINESS OF THE ORIGINATOR; LOCATIONS OF RECORDS; FEDERAL EMPLOYER IDENTIFICATION NUMBER

EXHIBIT B -	NAMES OF COLLECTION ACCOUNT BANKS AND COLLECTION ACCOUNTS

THIS RECEIVABLES PURCHASE AGREEMENT dated as of December 1, 2017 (this “Agreement”) is among ZEBRA TECHNOLOGIES INTERNATIONAL, LLC, an Illinois limited liability company (the “Originator”), and ZEBRA TECHNOLOGIES RSC, LLC, a Delaware limited liability company (the “Buyer”). The parties agree as follows:

SECTION 1.	DEFINITIONS AND RELATED MATTERS .

Section 1.1.    Defined Terms    . Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Receivables Financing Agreement, and if not defined therein, such terms shall be defined as defined in Article 9 of the New York UCC. In addition, the following terms will have the meanings specified below:
“Account Control Agreement” has the meaning set forth in the Receivables Financing Agreement.
“Administrative Agent” means PNC Bank, National Association, as agent for the Lenders and their assigns under the Receivables Financing Agreement together with its successors and assigns in such capacity.
“Adverse Claim” means, with respect to any Receivables and Sold Assets, any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement; it being understood that any of the foregoing in favor of Buyer or in favor of or assigned to, the Administrative Agent (for the benefit of the Secured Parties) shall not constitute an Adverse Claim.
“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Lender, Affiliate shall mean the holder(s) of its Capital Stock or membership interests, as the case may be. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.
“Available Funds” is defined in Section 2.2(b) hereof.
“Buyer” has the meaning set forth in the preamble.
“Calculation Period” means a calendar month.
“Closing Date” means the date on which this Agreement becomes effective in accordance with its terms.
“Collection Account Bank” has the meaning set forth in the Receivables Financing Agreement.
“Collections” means, with respect to any Receivable: (a) all funds that are received by the Originator or any other Person on their behalf in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Deemed Collections with respect to such Receivable, (c) all proceeds of all Related Security with respect to such Receivable and (d) all other proceeds of such Receivable.
“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.
“Credit and Collection Policy” means the Originator’s credit and collection policies and practices relating to its Contracts and Receivables in effect on the date hereof, as modified from time to time in accordance with this Agreement and the Receivables Financing Agreement.
“Defaulted Receivable”” means a Receivable:
(a)    as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment;
(b)    as to which any payment, or part thereof, remains unpaid for less than 91 days from the original due date for such payment and consistent with the Credit and Collection Policy, has been or should be written off the Originator’s or the Buyer’s books as uncollectible; or
(c)    without duplication, as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto.
“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment. Such amounts shall be calculated without giving effect to any netting of credits that have not been applied to a particular Receivable for the purpose of aged trial balance reporting.
“Discount” means, in respect of each purchase of a Receivable pursuant to Section 2.1 hereof, 0.58% of the Outstanding Balance of such Receivable; provided, however, the foregoing Discount may be revised prospectively by request of either of the parties hereto to reflect changes in recent experience with respect to write-offs, timing and cost of Collections and cost of funds, provided that such revision is consented to by each of the parties hereto (it being understood that each party agrees to duly consider such request but shall have no obligation to give such consent).
“Eligible Receivable” means, at any time of determination, a Pool Receivable:
(a)    the Obligor of which is: (i) a resident of the United States of America, and Eligible Canadian Obligor, or an Eligible Foreign Obligor; (ii) not a Governmental Authority, (iii) not a Sanctioned Person; (iv) not subject to any Insolvency Proceeding; (v) not an Affiliate of the Buyer, the Servicer or the Originator; and (vi) not the Obligor with respect to Defaulted Receivables with an aggregate Outstanding Balance exceeding 50% of the aggregate Outstanding Balance of all of such Obligor’s Pool Receivables;
(b)    (i) that is denominated and payable only in U.S. dollars in the United States of America, and the Obligor with respect to which has been instructed to remit Collections in respect thereof directly to a Lock Box or Collection Account in the United States of America, (ii) that is denominated and payable in Canadian Dollars in the United States of America and the Obligor with respect to which has been instructed to remit Collections in respect thereof directly to a Lock-Box or Collection Account in the United States of America, or (iii) that is denominated and payable in Canadian Dollars or U.S. Dollars in Canada, and the Obligor with respect to which has been instructed to remit Collections in respect thereof directly to a Lock Box or Collection Account in Canada;
(c)    that does not have a due date which is 121 days or more after the original invoice date of such Receivable;
(d)    that arises under a Contract for the sale of goods or services entered into on an arm’s length basis in the ordinary course of the Originator’s business;
(e)    that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;
(f)    that has been transferred by the Originator to the Buyer pursuant to this Agreement with respect to which transfer all conditions precedent under this Agreement have been met;
(g)    that, together with the Contract related thereto, conforms in all material respects with all Applicable Laws (including any applicable laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);
(h)    with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Governmental Authority or other Person required to be obtained, effected or given by the Originator in connection with the creation of such Receivable, the execution, delivery and performance by the Originator of the related Contract or the assignment thereof under the Receivables Purchase Agreement have been duly obtained, effected or given and are in full force and effect;
(i)    that is not subject to any existing dispute, litigation, right of rescission, set‑off, counterclaim, hold back, any other defense against the Originator (or any assignee of the Originator) or Adverse Claim (including customer deposits, advance payments (including payments related to unearned revenues)), and the Obligor of which holds no right as against the Originator to cause the Originator to repurchase the goods or merchandise, the sale of which shall have given right to such Receivable, provided, however, that if such dispute, litigation, right of rescission, set‑off, counterclaim, hold back, other defense or Adverse Claim affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected;
(j)    that satisfies all applicable requirements of the Credit and Collection Policy;
(k)    that, together with the Contract related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 9.02 of the Receivables Financing Agreement;
(l)    in which the Buyer owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable (including without any consent of the related Obligor or any Governmental Authority);
(m)    for which the Administrative Agent (on behalf of the Secured Parties) shall have a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;
(n)    that constitutes an “account” or “general intangible” as defined in the UCC, and that is not evidenced by instruments or chattel paper;
(o)    that is neither a Defaulted Receivable nor a Delinquent Receivable;
(p)    that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator or by the Buyer and such Receivable shall have been billed or invoiced and the related goods or merchandise shall have been shipped and/or services performed;
(q)    for which such Receivable shall have been billed or invoiced by or on behalf of the Servicer;
(r)    that does not arise from the sale of as‑extracted collateral, as such term is used in the UCC;
(s)    which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract, and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;
(t)    which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods; and
(u)    represents amounts that have been recognized as revenue by the Originator in accordance with GAAP.
provided, that for purposes of this Agreement, clauses (f), (l) and (m) of such definition shall be satisfied to the extent that immediately after the transfer from the Seller to the Buyer hereunder each such clause is true.
“Excluded Losses” is defined in Section 7.1 hereof.
“Initial Conveyance Date” means the date of the first conveyance by the Buyer from the Originator under this Agreement.
“Lenders” means each commercial paper conduit and financial institution from time to time party to the Receivables Financing Agreement, as lenders.
“Lock‑Box” means each locked postal box with respect to which a Collection Account Bank who has executed an Account Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit B (as such exhibit may be modified from time to time in connection with the addition or removal of any Lock‑Box in accordance with the terms hereof).
“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.
“Originator” has the meaning set forth in the preamble.
“Outstanding Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof; for the avoidance of doubt, the “Outstanding Balance” of any Receivable originated by the Originator is the then net outstanding principal balance thereof, as determined by the Servicer in accordance with its customary practices.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“Purchase Price” means, with respect to each purchase pursuant to Section 2.1 of this Agreement, an amount equal to the Outstanding Balance of the Receivables that are the subject of such purchase minus the aggregate Discount applicable to such Receivables.
“Purchased Receivables” means all Receivables purchased by the Buyer from the Originator pursuant to this Agreement and not otherwise repurchased by the Originator in accordance with the terms hereof.
“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to the Originator, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.
“Receivables Financing Agreement” means that certain Receivables Financing Agreement dated as of December 1, 2017, among Zebra Technologies RSC, LLC, as Borrower, Zebra Technologies International, LLC, as initial Servicer, the commercial paper conduits and financial institutions from time to time party thereto, as Lenders, PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets, LLC, as Structuring Agent, as such agreement may be amended or modified from time to time.
“Related Security” means, with respect to any Receivable:
(a)    all of the Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;
(b)    all instruments and chattel paper that may evidence such Receivable;
(c)    all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto; and
(d)    all of the Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.
“Servicer” means, initially, Zebra Technologies International, LLC, an Illinois limited liability company, as initial Servicer under the Receivables Financing Agreement, and any Person authorized to service, administer and collect Purchased Receivables under the Receivables Financing Agreement.
“Sold Assets” means all of the Originator’s right, title and interest, whether now owned and existing or hereafter arising in and to all of (i) the Purchased Receivables, (ii) the Related Security with respect to such Purchased Receivables, (iii) all Collections with respect to such Purchased Receivables, (iv) any interest of the Originator in the Lock‑Boxes and Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock‑Boxes and Collection Accounts and amounts on deposit therein, and (v) all proceeds of the foregoing.
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.
“Termination Date” means the date on which a termination of the purchase and sale of Receivables hereunder shall have occurred pursuant to Section 6.1 or 6.2 hereof.
Section 1.2.    Other Interpretive Matters    . In this Agreement, unless otherwise specified: (a) references to any Section or Annex refer to such Section of, or Annex to, this Agreement, and references in any Section or definition to any subsection or clause refer to such subsection or clause of such Section or definition; (b) “herein”, “hereof”, “hereto”, “hereunder” and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “including” means including without limitation, and other forms of the verb “to include” have correlative meanings; (d) the word “or” is not exclusive; and (e) captions are solely for convenience of reference and shall not affect the meaning of this Agreement.

SECTION 2.	AGREEMENT TO PURCHASE AND SELL .
Section 2.1.    Sales and Purchases    . Effective on the date hereof, in consideration of the Purchase Price and upon the terms and subject to the conditions set forth herein, the Originator hereby sells, assigns, transfers, sets-over and otherwise conveys or contributes to the Buyer, without recourse (except to the extent expressly provided in this Agreement), and the Buyer hereby purchases (or accepts the contribution, as applicable) from the Originator, all of the Originator’s right, title and interest in and to (i) all Receivables owned by the Originator as of the opening of business on the Closing Date, (ii) all Receivables that arise or are created by the Originator thereafter through and including the Originator’s Termination Date, (iii) all Related Security and Collections relating to or arising from the aforementioned Receivables, in each case, whether now owned and existing or hereafter arising or acquired, and (iv) all other Sold Assets related thereto. In accordance with the preceding sentence, on the date hereof, the Originator shall sell and assign or contribute to the Buyer, and the Buyer shall acquire all of the Originator’s right, title and interest in and to all Receivables of the Originator existing as of the opening of business on the Closing Date together with all Related Security and Collections and other Sold Assets relating thereto. On each Business Day after the date hereof, the Originator shall sell or contribute and Buyer shall acquire all of the Originator’s right, title and interest in and to all Receivables generated by the Originator which have not previously been sold or contributed to the Buyer arising through and including the Originator’s Termination Date, together with all Related Security and all Collections and other Sold Assets relating thereto. The Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder in accordance with Section 2.2. In connection with each acquisition of Receivables hereunder, the Buyer may request that the Originator deliver, and the Originator shall deliver, such approvals, opinions, information, reports or documents as the Buyer may reasonably request.
All additional Sold Assets with respect to each Purchased Receivable conveyed hereunder shall be transferred at the same time as such Purchased Receivable, whether such Sold Assets exist at such time or arise or are acquired or otherwise arise thereafter.
Section 2.2.    Payment for the Purchases    . (a) The Receivables of the Originator in existence on the Initial Conveyance Date are hereby sold (or contributed, as applicable) and assigned to the Buyer by the Originator on the date hereof. Each Receivable of the Originator coming into existence after the Initial Conveyance Date, shall be sold or contributed to the Buyer on the Business Day occurring immediately after the day such Receivable is originated and the Purchase Price for such Receivable shall be due and owing in full by Buyer to the Originator on such Business Day (except that the Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by the Originator to the Buyer hereunder and which have become due but remain unpaid) and shall be paid to the Originator in the manner provided in the following paragraphs (b) and (c).
(b)    With respect to any Receivables sold by the Originator hereunder after the date hereof, on the first Business Day after such Receivable is originated, such Receivable shall be sold to Buyer and on such date of Purchase, Buyer shall pay the Purchase Price therefor to the Originator in accordance with Section 2.2(c) and by delivery of immediately available funds to the extent of funds available to Buyer (i) from monies then held by or on behalf of the Buyer, (ii) by an increase in the capital of the Originator in the Buyer, or (iii) a combination of clauses (i) and (ii).
(c)    Although the Purchase Price for each Receivable coming into existence after the Initial Conveyance Date shall be due and payable in full by the Buyer to the Originator on the date such Receivable is purchased, settlement of the Purchase Price between the Buyer and the Originator may be effected on a monthly basis no later than each Settlement Date with respect to all Receivables sold by the Originator during the same Calculation Period most recently ended prior to such Settlement Date and based on the information contained in the Information Package delivered by the Servicer pursuant to Section 8.02(a)(ii) of the Receivables Financing Agreement for such Calculation Period.
(d)    At all times prior to the Termination Date, notwithstanding any delay in the making of any payment of the Purchase Price in respect of any purchase under Section 2.1, all right, title and interest of the Originator in and to each Receivable originated by it shall be sold, assigned and otherwise transferred to the Buyer effective immediately and automatically upon the creation of such Receivable, without any further action of any type or kind being required on the part of any Person. The monthly settlement contemplated in this Section 2.2 has been devised solely for the administrative convenience of the parties hereto. The Buyer and the Originator may at any time, as may be agreed between themselves, elect to effect settlement on a more (but not less) frequent basis.
Section 2.3.    No Recourse or Assumption of Obligations    . Except as specifically provided in this Agreement, the contribution, purchase and sale of Receivables and other Sold Assets under this Agreement shall be without recourse to the Originator, provided, however, that the Originator shall be liable to the Buyer and its assigns for all representations, warranties, covenants and indemnities made by the Originator (other than in its role as Servicer) pursuant to the terms of the Transaction Documents to which the Originator is a party. The Originator and the Buyer intend the transactions hereunder to constitute absolute and irrevocable true sales or other absolute conveyances of the Purchased Receivables and other Sold Assets by the Originator to the Buyer, providing the Buyer with the full risks and benefits of ownership of the Sold Assets (such that the Sold Assets would not be property of the Originator’s estate in the event of the Originator’s bankruptcy). If, however, despite the intention of the parties, the conveyances provided for in this Agreement are determined not to be “true sales” or other absolute conveyances of Receivables and the other Sold Assets from the Originator to the Buyer, then this Agreement shall also be deemed to be a “security agreement” within the meaning of Article 9 of the UCC and the Originator hereby grants to the Buyer a “security interest” within the meaning of Article 9 of the UCC in all of the Originator’s right, title and interest in and to such Purchased Receivables and the other Sold Assets, now existing and hereafter created, to secure a loan in an amount equal to the aggregate purchase prices therefor and each of the Originator’s other payment obligations under this Agreement.
The Buyer shall not have any obligation or liability with respect to any Receivable other than payment of the Purchase Price therefor, nor shall the Buyer have any obligation or liability to any Obligor or other customer or client of the Originator (including any obligation to perform any of the obligations of the Originator or the Servicer under any Receivable).
In view of the intention of the parties hereto that each sale of Receivables made hereunder shall constitute a true sale of such Receivables rather than a loan secured thereby, the Originator agrees that it has marked, or will mark prior to the date on which it becomes a party to this Agreement, in accordance with Section 5.1(l), its master data processing records relating to the Receivables with a legend reasonably acceptable to the Buyer and to the Administrative Agent (as the Buyer’s assignee), evidencing that the Buyer has acquired such Receivables as provided in this Agreement and that it will note in its financial statements that its Receivables have been sold to the Buyer. Upon the request of the Buyer or the Administrative Agent (as the Buyer’s assignee), the Originator will execute (if required) and file or authorize the filing of such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of the Buyer’s ownership interest in the Receivables and the Related Security, Collections and other Sold Assets with respect thereto, or as the Buyer or the Administrative Agent (as the Buyer’s assignee) may reasonably request.

SECTION 3.	ADMINISTRATION AND COLLECTION .
Section 3.1.    Zebra Technologies International, LLC to Act as Servicer. Pursuant to the Receivables Financing Agreement, Zebra Technologies International, LLC has been appointed as the initial servicer (in such capacity, the “Servicer”) for the administration and servicing of all Receivables sold to the Buyer hereunder and subsequently pledged under the Receivables Financing Agreement to the Administrative Agent. Pursuant to the Receivables Financing Agreement, Zebra Technologies International, LLC has agreed to assume the duties and the administration and servicing obligations of the Receivables as Servicer, and perform all necessary and appropriate commercial collection activities in arranging the timely payment of amounts due and owing by any Obligor with respect to Receivables all in accordance with the terms set forth in the Receivables Financing Agreement; provided, however, that such appointment as Servicer shall not release the Originator from any of its respective duties, responsibilities, liabilities and obligations as the Originator resulting from or arising hereunder. The Servicer may be removed in accordance with the provisions of the Receivables Financing Agreement.
Section 3.2.    Repurchase; Adjustments to Purchase Price    . If on any day:
(i)    the Outstanding Balance of any Purchased Receivable is reduced or cancelled as a result of any defective, returned or rejected goods or services, any cash discount or any other adjustment by the Originator or any Affiliate thereof, or as a result of any governmental or regulatory action, or
(ii)    the Outstanding Balance of any Purchased Receivable is reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or
(iii)    the Outstanding Balance of any Purchased Receivable is reduced on account of the obligation of the Originator to pay to the related Obligor any rebate or refund, or
(iv)    the Outstanding Balance of any Purchased Receivable is less than the amount specified in any report delivered by the Originator to the Buyer (for any reason other than receipt of Collections or such Receivable becoming a Defaulted Receivable), or
(v)    the Outstanding Balance of any Purchased Receivable is reduced or cancelled (for any reason other than the financial inability or refusal of the Obligor to pay undisputed indebtedness or receipt of Collections or such Receivable becoming a Defaulted Receivable), or
(vi)    any of the representations or warranties of the Originator set forth in Section 4.1(n) (Accuracy of Information)), Section 4.1(q) (Perfection Representations), Section 4.1(r) (Lock-Boxes), Section 4.1(s) (Collections), 4.1(z) (Compliance with Credit and Collection Policy), 4.1(aa) (Payments to Originator), 4.1(bb) (Enforceability of Contracts) or 4.1(cc) (Accounting) were not true with respect to any Purchased Receivable when conveyed hereunder, then, the Buyer shall be entitled to a credit against the Purchase Price otherwise payable to the Originator hereunder on such day (A) in the case of clauses (i)-(iv) above, in the amount of such reduction or cancellation or in the case of clause (v), discrepancy; and (B) in the case of clause (vi) above, in the amount of the Outstanding Balance of such Purchased Receivable. If such credit to the Purchase Price exceeds the Purchase Price for the Receivables sold by the Originator on such date or if the Buyer is required to make any payment pursuant to the terms of the Receivables Financing Agreement and does not have sufficient funds to do so, then the Originator shall pay the full or remaining amount of such credit, as applicable, by making a deposit in the Lockbox Account specified by the Buyer, in immediately available funds, within two (2) Business Days after the Originator has received notice from the Administrative Agent or the Originator has knowledge of such event. Any payment of the Outstanding Balance as contemplated by clause (B) above shall be considered a repurchase of such Receivable by the Originator and the Buyer shall transfer any interest it has in such Receivable to the Originator free and clear of any Adverse Claims arising by, through or under the Buyer and the transfer shall be noted on the books and records of the Originator as of the date thereof.
Section 3.3.    Application of Collections    . Any payment made by an Obligor that is not specified by such Obligor to relate to a particular invoice or other obligation of such Obligor shall, unless otherwise required by the related contracts or law, be applied, first, as a Collection of any Receivable or Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest of such Receivables, and, second, to any other indebtedness of such Obligor to the Originator.
Section 3.4.    Responsibilities of the Originator    . Subject to the Servicer’s rights and responsibilities under the Receivables Financing Agreement, the Originator shall perform all of its obligations under the Contracts related to the Receivables to the same extent as if interests in the Receivables had not been transferred hereunder. The Administrative Agent’s, Buyer’s or any Secured Party’s exercise of any rights hereunder or under the Receivables Financing Agreement shall not relieve the Originator from such obligations. Neither the Administrative Agent, the Buyer, nor any Secured Party shall have any obligation to perform any obligation of the Originator in connection with the Receivables.

SECTION 4.	REPRESENTATIONS AND WARRANTIES .
Section 4.1.    Representations and Warranties of the Originator    . The Originator hereby represents and warrants to the Buyer, as to itself, as of the date hereof and as of the date of each sale or contribution, as applicable, of Receivables hereunder that:
(a)    Organization and Good Standing. The Originator is the type of organization as set forth on Exhibit A of this Agreement and is validly existing in good standing under the laws of the State of the Originator’s organization as set forth on Exhibit A and has the power and authority under its organizational documents and the laws of its jurisdiction of organization to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
(b)    Due Qualification. The Originator is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)    Power and Authority; Due Authorization. The Originator (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) sell, transfer or otherwise convey the Purchased Receivables to the Buyer on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary action such sale, transfer or conveyance by the Originator and the execution, delivery and performance by the Originator of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.
(d)    Binding Obligations. This Agreement and each of the other Transaction Documents to which the Originator is a party constitutes legal, valid and binding obligations of the Originator, enforceable against the Originator in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)    No Violation. The execution, delivery and performance by the Originator of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which the Originator is a party, and the fulfillment of the terms hereof and thereof by the Originator, will not (i) result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any material indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other material agreement or instrument to which the Originator is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Sold Assets pursuant to the terms of any such material indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other material agreement or instrument other than this Agreement and the other Transaction Documents or (iii) violate any Applicable Law, except to the extent that any such breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.
(f)    Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Originator, threatened, against the Originator before any Governmental Authority and (ii) the Originator is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the sale of the Purchased Receivables or the other Sold Assets by the Originator to the Buyer, the ownership or acquisition by the Buyer of any Purchased Receivables or other Sold Assets or the consummation of any of the transactions contemplated by this Agreement, the Receivables Financing Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by the Originator of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.
(g)    Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect and for the filing of financing statements necessary to perfect the ownership interests in the Purchased Receivables created pursuant to this Agreement, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Originator in connection with the sale of the Purchased Receivables and the other Sold Assets to the Buyer hereunder or the due execution, delivery and performance by the Originator of this Agreement or any other Transaction Document to which it is a party and the consummation by the Originator of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.
(h)    Margin Regulations. The Originator is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).
(i)    Taxes. The Originator has (i) timely filed or caused to be filed all tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than (a) taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings, (b) as to which adequate reserves have been provided in accordance with GAAP or (c) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(j)    Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents to which the Originator is a party, the Originator is Solvent.
(k)    Offices; Legal Name. The Originator’s sole jurisdiction of organization is set forth on Exhibit A hereof and such jurisdiction has not changed within four months prior to the date of this Agreement. The office of the Originator is located at the applicable address specified on Exhibit A. The legal name of the Originator is Zebra Technologies International, LLC.
(l)    Investment Company Act. The Originator is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act.
(m)    Accuracy of Information. All certificates, reports, written statements, documents and other written information furnished to the Buyer by or on behalf of the Originator pursuant to any provision of this Agreement, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Buyer and does not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.
(n)    No Sanctions. The Originator is not a Sanctioned Person. To the Originator’s knowledge, no Obligor was a Sanctioned Person at the time of origination of any Purchased Receivable owing by such Obligor. Neither the Originator nor any Subsidiary of the Originator (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
(o)    Perfection Representations. (i) When the Buyer makes a purchase of Receivables or accepts a contribution of Receivables hereunder, as applicable, it shall acquire valid and perfected first priority ownership of each Purchased Receivable and the Related Security and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising solely as a result of any action taken by the Buyer). This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Originator’s right, title and interest in, to and under the Sold Assets which (A) security interest has been perfected and is enforceable against creditors of and purchasers from the Originator and (b) will be free of all Adverse Claims in such Sold Assets.
(ii)    The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9‑102 of the UCC.
(iii)    The Originator owns and has good and marketable title (immediately prior to its sale or contribution hereunder) to the Sold Assets free and clear of any Adverse Claim of any Person.
(iv)    All financing statements, financing statement amendments and continuation statements required under the terms of this Agreement have been or will be filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale of the Sold Assets from the Originator to the Buyer pursuant to this Agreement.
(v)    Other than the backup security interest granted to the Buyer pursuant to Section 2.3 of this Agreement, the Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Sold Assets to any Person other than the Buyer, except as permitted by this Agreement and the other Transaction Documents. The Originator has not authorized the filing of and the Originator is not aware of any financing statements filed against the Originator that include a description of collateral covering the Sold Assets other than any financing statement (i) in favor of the Buyer, (ii) that has been terminated or (iii) arising solely as a result of any action taken by the Buyer. The Originator is unaware of any judgment lien, ERISA lien or tax lien filings against such Buyer.
(p)    Collections. The conditions and requirements set forth in Section 5.1(g) of this Agreement have at all times since the Closing Date, been satisfied and duly performed.
(q)    Compliance with Law. The Originator has complied in all material respects with all Applicable Laws to which it is subject.
(r)    Bulk Sales Act. No transaction contemplated by this Agreement requires compliance with any bulk sales act or similar law.
(s)    Opinions. The facts regarding the Originator, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement, the Receivables Financing Agreement and the other Transaction Documents are true and correct in all material respects.
(t)    Other Transaction Documents.    Each representation and warranty made by the Originator under each other Transaction Document to which it is a party is true and correct in all material respects when made, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date)
(u)    Reaffirmation of Representations and Warranties. On the date of each purchase of Receivables under this Agreement, the Originator shall be deemed to have certified that all representations and warranties of the Originator hereunder are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such date).
(v)    Compliance with Credit and Collection Policy. The Originator has complied in all material respects with the applicable Credit and Collection Policy with regard to each Purchased Receivable and the related Contract; provided that the failure to have collected any Purchased Receivable as a result of the insolvency, bankruptcy or lack of creditworthiness of an Obligor shall not constitute a breach of this clause (v) so long as the Originator has otherwise complied with the applicable Credit and Collection Policy in respect of such Purchased Receivable. The Originator has not made any material change to such Credit and Collection Policy, except such material change as to which the Buyer and the Administrative Agent have been notified in accordance with Section 5.1(c).
(w)    Payments to Originator. With respect to each Purchased Receivable, the Buyer has given reasonably equivalent value to the Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. At the time of its sale or contribution hereunder, no transfer by the Originator of any Purchased Receivable is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.
(x)    Enforceability of Contracts. Each Contract with respect to each Purchased Receivable of the Originator is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Purchased Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(y)    Accounting. The Originator will treat the transfer of the Purchased Receivables to the Buyer hereunder as an absolute conveyance and true sale on its books and records.
Notwithstanding any other provision of this Agreement, the Receivables Financing Agreement or any other Transaction Document, the representations and warranties contained in this Section shall be continuing, and remain in full force and effect until the Final Payout Date.

SECTION 5.	GENERAL COVENANTS .
Section 5.1.    Affirmative Covenants of the Originator    . Until the date on which the Loans have been indefeasibly paid in full under the Receivables Financing Agreement and this Agreement terminates in accordance with its terms, the Originator hereby covenants as set forth below:
(a)    Existence. The Originator shall keep in full force and effect its existence and rights as an organization (as set forth on Exhibit A) under the laws of its state of organization as set forth on Exhibit A, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Sold Assets.
(b)    Financial Reporting. The Originator will maintain a system of accounting established and administered in accordance with GAAP, and shall furnish to the Buyer, the Servicer, the Administrative Agent and each Group Agent:
(i)    Information. Such information (including non‑financial information) as the Buyer, the Servicer, the Administrative Agent or any Group Agent may from time to time reasonably request.
(ii)    Quarterly Financial Statements of the Originator. As soon as available and in no event later than 45 days following the end of each of the first three fiscal quarters in each of the Originator’s fiscal years, the unaudited consolidated balance sheet and statements of income of Parent and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of earnings and cash flows for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, in each case setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year, all of which shall be certified by a Financial Officer of the Originator that they fairly present in all material respects, in accordance with GAAP, the financial condition of the Originator and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year‑end audit adjustments and the absence of footnotes.
(iii)    Annual Financial Statements of the Originator. Within 90 days after the close of each of the Originator’s fiscal years, (i) the consolidated balance sheet of the Originator and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of earnings and cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year, all reported on by independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception) to the effect that such consolidated financial statements present fairly in all material respects, in accordance with GAAP, the financial condition of the Originator and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year.
(iv)    Other Reports and Filings. Promptly (but in any event within ten days) after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Originator or any of its consolidated Subsidiaries shall publicly file with the SEC or deliver to holders (or any trustee, agent or other representative therefor) of any of its material Debt pursuant to the terms of the documentation governing the same.
(c)    Notices. The Originator will notify the Buyer, the Servicer, the Administrative Agent and each Group Agent in writing of any of the following events promptly upon (but in no event later than two (2) Business Days after (except with respect to clause (v) below)) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:
(i)    Representations and Warranties. The failure of any representation or warranty made or deemed to be made by the Originator under this Agreement or any other Transaction Document to be true and correct in any material respect when made.
(ii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding against the Originator which could reasonably be expected to have a Material Adverse Effect.
(iii)    Adverse Claim. (A) Any Person (other than the Buyer or its assigns) shall obtain an Adverse Claim upon any material portion of the Sold Assets or (B) any Obligor shall receive any change in payment instructions with respect to the Purchased Receivable(s) from a Person other than the Originator, the Buyer, the Servicer or the Administrative Agent.
(iv)    Name Changes. At least thirty (30) days before any change in the Originator’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.
(vi)    Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Originator or (ii) any material accounting policy of the Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document to which it is a party (it being understood that any change to the manner in which the Originator accounts for the Purchased Receivables shall be deemed “material” for such purpose).
(vii)    Material Adverse Change. Promptly after the occurrence thereof, notice of any Material Adverse Effect in the business, operations, property or financial or other condition of the Originator.
(viii)    Change in Credit and Collection Policy. At least ten (10) Business Days prior to the effectiveness of any material change in or material amendment to any Credit and Collection Policy of the Originator, a copy of such Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) requesting the Buyer’s, the Administrative Agent’s and Majority Group Agent’s consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed.
(d)    Conduct of Business. The Originator will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.
(e)    Compliance with Laws. The Originator will comply with all Applicable Laws to which it is subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.
(f)    Furnishing of Information and Inspection of Purchased Receivables. The Originator will furnish or cause to be furnished to the Buyer, the Servicer, the Administrative Agent and each Group Agent from time to time such information with respect to the Purchased Receivables and the other Sold Assets as the Buyer, the Servicer, the Administrative Agent or any Group Agent may reasonably request. The Originator will, at the Originator’s expense, during regular business hours with prior written notice of at least 48 hours (i) permit the Buyer, the Servicer, the Administrative Agent and each Group Agent or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Purchased Receivables or other Sold Assets, (B) visit the offices and properties of the Originator for the purpose of examining such books and records and (C) discuss matters relating to the Purchased Receivables, the other Sold Assets or the Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Originator having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Originator’s expense, upon prior written notice of at least 48 hours from the Buyer, the Servicer, the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to such Purchased Receivables and other Sold Assets; provided, that the Originator shall be required to reimburse the Administrative Agent for only one (1) such review pursuant to clause (ii) above in any twelve‑month period, unless an Event of Default has occurred and is continuing under the Receivables Financing Agreement.
(g)    Payments on Receivables, Collection Accounts. The Originator will, at all times, instruct all Obligors to deliver payments on the Purchased Receivables to a Collection Account or a Lock‑Box unless otherwise instructed by the Buyer or the Administrative Agent. The Originator will, at all times, maintain such books and records necessary to identify Collections received from time to time on Purchased Receivables and to segregate such Collections from other property of the Originator. If any payments on the Purchased Receivables or other Collections are received by the Originator, it shall hold such payments in trust for the benefit of the Buyer and its assigns and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Collection Account. The Originator will not commingle Collections or other funds to which the Buyer or its assigns are entitled, with any other funds.
(h)    Extension or Amendment of Purchased Receivables. The Originator shall, at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Purchased Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Purchased Receivable and the related Contract.
(i)    Identifying of Records. The Originator shall identify (or cause the Servicer to identify) its internal records (including the monthly roll forward template and related supporting documents) relating to Purchased Receivables and related Contracts with a legend that indicates that the Purchased Receivables have been sold in accordance with this Agreement.
(j)    Ownership. The Originator will take all necessary action to establish and maintain, irrevocably in the Buyer (i) legal and equitable title to the Purchased Receivables and the Collections thereof and (ii) all of the Originator’s right, title and interest in the other Sold Assets associated with the Purchased Receivables, in each case, free and clear of any Adverse Claims, (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Buyer’s ownership interest and the Administrative Agent’s (for the benefit of the Secured Parties) security interest in the Sold Assets and such other action to perfect, protect or more fully evidence the interest of the Buyer and the Administrative Agent for the benefit of the Secured Parties as the Buyer or the Administrative Agent may reasonably request); provided, however, that unless and until an Event of Default has occurred and is continuing, the Originator shall not be required to take any actions to establish, maintain or perfect the Buyer’s ownership interest in the Related Security other than the filing of financing statements under the UCC of all appropriate jurisdictions if such filing is required under the terms of this Agreement.
(k)    Further Assurances; Change in Name or Jurisdiction of Origination, etc. (i) The Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary, or that the Buyer or its assigns may reasonably request, to perfect, protect or more fully evidence the ownership interest or backup security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Buyer or its assigns to exercise and enforce their respective rights and remedies under this Agreement and the other Transaction Documents to which the Originator is a party. Without limiting the foregoing, the Originator hereby authorizes, and will, upon the reasonable request of the Buyer or its assigns, at the Originator’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary, or that the Buyer or its assigns may reasonably request, to perfect, protect or evidence any of the foregoing.
(ii)    The Originator authorizes the Buyer or its assigns to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Sold Assets without the signature of the Buyer. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.
(iii)    The Originator shall at all times be organized under the laws of the State of its respective organization as set forth on Exhibit A and shall not take any action to change its jurisdiction of organization.
(iv)    The Originator will not change its name, location, identity or corporate structure unless (x) the Originator, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the ownership interest and backup security interest contemplated by this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Buyer or its assigns may reasonably request in connection with such change or relocation) and (y) if reasonably requested by the Buyer or its assigns, the Originator shall cause to be delivered to the Buyer or its assigns, an opinion, in form and substance reasonably satisfactory to the Buyer or its assigns as to such UCC perfection and priority matters as the Buyer or its assigns may request at such time.
(l)    Lenders’ Reliance.    The Originator acknowledges that the Administrative Agent and the Lenders are entering into the transactions contemplated by the Receivables Financing Agreement in reliance upon the Buyer’s identity as a legal entity that is separate from the Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, the Originator will take all reasonable steps including, without limitation, all steps that the Buyer or any assignee of the Buyer may from time to time reasonably request to maintain the Buyer’s identity as a separate legal entity and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Originator and every other Person and is not just a division of the Originator or any of its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Originator will take such actions as shall be required in order to ensure that the Buyer is in compliance with each of the covenants and agreements set forth in Section 8.03 of the Receivables Financing Agreement.
(m)    Taxes. The Originator will (i) timely file or cause to be filed all tax returns (federal, state and local) required to be filed by it and (ii) pay, or cause to be paid, all taxes, assessments and other governmental charges, if any, other than (a) taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings, (b) as to which adequate reserves have been provided in accordance with GAAP or (c) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect.
Section 5.2.    Negative Covenants of the Originator    . Until the date on which the Borrower Obligations have been indefeasibly paid in full under the Receivables Financing Agreement and this Agreement terminates in accordance with its terms, the Originator hereby covenants that:
(a)    Certain Agreements. Without the prior written consent of the Buyer, the Administrative Agent and the Majority Group Agents, the Originator will not amend, modify, waive, revoke or terminate any Transaction Document to which it is a party.
(b)    Sales, Liens, etc. Except as otherwise provided herein, the Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Purchased Receivable or other Sold Assets, or assign any right to receive income in respect thereof, and the Originator will defend the right, title and interest of the Buyer and its assigns in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Originator.
(c)    Change in Credit and Collection Policy. The Originator will not make any material change in the Credit and Collection Policy without the prior written consent of the Buyer, the Administrative Agent and the Majority Group Agents. Promptly following any change in the Credit and Collection Policy, the Originator will deliver a copy of the updated Credit and Collection Policy to the Buyer, the Administrative Agent and each Group Agent.
(d)    Fundamental Changes. The Originator shall not, without the prior written consent of the Buyer, the Administrative Agent and the Majority Group Agents, permit itself to merge or consolidate with or into, except where the Originator is the surviving entity, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person.
(e)    Change in Payment Instructions to Obligors. The Originator shall not make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock‑Box) unless it shall have received instructions from the Buyer or the Administrative Agent to make such change in its instructions.
(f)    Anti-Money Laundering/International Trade Law Compliance. The Originator will not become a Sanctioned Person. Neither the Originator nor any of its Subsidiaries, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Sold Assets to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The Originator shall comply with all Anti-Terrorism Laws applicable to it. The Originator shall promptly notify the Buyer and its assigns in writing upon the occurrence of a Reportable Compliance Event.
(g)    Accounting for Purchase.    The Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and the Related Security by the Originator to the Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and the Related Security by the Originator to the Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.
(h)    Negative Covenant of the Originator. Until the date on which the Loans have been indefeasibly paid in full under the Receivables Financing Agreement and this Agreement terminates in accordance with its terms, the Originator hereby covenants that it will not sell, assign, convey, transfer or otherwise dispose of any of its assets to the Buyer except for sales, assignments, conveyances, transfers or other dispositions of (a) Receivables, Related Security and Collections with respect to Receivables, (b) other Sold Assets and (c) financial assets, securities, bonds, cash, cash equivalents, deposits and other similar financial instruments.

SECTION 6.	TERMINATION OF PURCHASES.
Section 6.1.    Voluntary Termination    . The purchase and sale of Receivables pursuant to this Agreement may be terminated by the Originator or the Buyer, upon at least five Business Days’ prior written notice to the other party.
Section 6.2.    Automatic Termination    . The purchase and sale of Receivables pursuant to this Agreement shall automatically terminate upon the occurrence of an Insolvency Proceeding with respect to the Originator.

SECTION 7.	INDEMNIFICATION.
Section 7.1.    Originator’s Indemnity    . Without limiting any other rights the Buyer and its assigns, officers, managers, agents and employees may have hereunder or under applicable law, the Originator hereby indemnifies and holds harmless the Buyer and its assigns and its officers, managers, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, costs and expenses and for all other amounts payable (including reasonable attorneys’ fees and court costs actually incurred) (all of the foregoing collectively, the “Indemnified Losses”) at any time imposed on or incurred by any Indemnified Party arising out of or otherwise resulting from this Agreement, the transactions contemplated hereby, or any action taken or omitted by any of the Indemnified Parties, excluding only Indemnified Losses (“Excluded Losses”) to the extent (a) a final judgment of a court of competent jurisdiction holds that such Indemnified Losses resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification; (b) the same includes losses (including diminution in value) in respect of Purchased Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor or otherwise related to an Obligor’s failure to pay in accordance with the related Receivables (other than any loss based on (x) (1) a failure to pay as a result of any failure by the Originator to comply with any terms of the related Contract, (2) the unenforceability of the Receivable or the related Contract in accordance with their respective terms, or (3) the failure of the Originator to comply with applicable law or regulation with respect to the Receivable or the related Contract or (y) a breach of a representation or warranty that any such Receivable was an Eligible Receivable when sold by the Originator hereunder (if so represented at such time), each of which shall be an Indemnified Loss hereunder); or (c) such Indemnified Losses include taxes imposed by the United States, the Indemnified Party’s jurisdiction of organization (or in the case of an individual, his or her jurisdiction of primary residence) or any other jurisdiction in which such Indemnified Party has established a taxable nexus other than in connection with the transactions contemplated hereby, on or measured by the overall net income or gross receipts of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for tax purposes of the acquisition by the Buyer of an ownership interest in the Sold Assets. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (a), (b) and (c) of the previous sentence, the Originator shall indemnify each Indemnified Party for Indemnified Losses arising out of or resulting from:
(i)    any representation or warranty made by or on behalf of the Originator (or any officers of the Originator) under or in connection with this Agreement, any Transaction Document to which the Originator is a party or any other information or report delivered by the Originator (in its capacity as the originator of Purchased Receivables) pursuant to the Transaction Documents, which shall have been false or incorrect in any material respect when made or deemed made;
(ii)    the failure by the Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or any Contract related thereto with any such applicable law, rule or regulation or any failure of the Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;
(iii)    the failure of the Originator to vest and maintain vested in the Buyer, a perfected ownership or security interest, as applicable, in the Purchased Receivables and the other property conveyed pursuant hereto, free and clear of any Adverse Claim;
(iv)    any commingling of funds to which the Buyer is entitled hereunder with any other funds;
(v)    any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or financial inability of the Obligor to pay) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law), or any other claim resulting from the service related to such Receivable or the furnishing or failure to furnish such services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;
(vi)    any failure of the Originator to perform its duties or obligations in accordance with the provisions of this Agreement;
(vii)    any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Receivable or any Contract or any other suit, claim or action of whatever sort relating to any of the Originator’s obligations under the Transaction Documents.
(viii)    any investigation, litigation or proceeding arising from this Agreement or any other Transaction Document to which the Originator is a party, the transactions contemplated hereby any investigation, litigation or proceeding relating to the Originator in which the Buyer becomes involved as a result of any of the transactions contemplated hereby (other than any litigation or proceeding in which an Indemnified Party is a plaintiff or complaining party and the Originator is a defendant and such Indemnified Party shall not prevail in such litigation or proceeding);
(ix)    any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
(x)    any Insolvency Proceeding with respect to the Originator;
(xi)    any attempt by any Person (other than an Indemnified Party) to void the transfers contemplated hereby under statutory provisions or common law or equitable action (except as created by the Transaction Documents);
(xii)    any action or omission by the Originator that reduces or impairs the rights of the Buyer with respect to any Receivables or Related Security or the value of any Receivables or Related Security; or
(xiii)    any provision in any Contract that either (i) permits or provides for any reduction in the Outstanding Balance of the Receivable created under such Contract and any accrued interest thereon or (ii) could otherwise materially hinder the ability to receive Collections with respect to such Receivable.
Section 7.2.    Indemnification Due to Failure to Consummate Purchase    . The Originator will indemnify the Buyer on demand and hold it harmless against all costs (including, without limitation, breakage costs) and expenses incurred by the Buyer resulting from any failure by the Originator to consummate a purchase as contemplated hereunder after the Buyer has provided a Loan Request under the terms of the Receivables Financing Agreement in order to fund such purchase.
Section 7.3.    Other Costs. If the Buyer becomes obligated to compensate any Lender under the Receivables Financing Agreement or any other Transaction Document for any costs or indemnities pursuant to any provision of the Receivables Financing Agreement or any other Transaction Document as a result of any action or inaction of the Originator, then the Originator shall, on demand, reimburse the Buyer for the amount of any such compensation. Anything herein to the contrary notwithstanding, in no event shall the Originator be required to reimburse the Buyer for the costs of collecting on Purchased Receivables.

SECTION 8.	MISCELLANEOUS .
Section 8.1.    Amendments, Waivers, etc    . No amendment of this Agreement or waiver of any provision hereof or consent to any departure by either party therefrom shall be effective without the written consent of the party that is sought to be bound. Any such waiver or consent shall be effective only in the specific instance given. No failure or delay on the part of either party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The Originator agrees that the Administrative Agent and the Lenders may rely upon the terms of this Agreement, and that the terms of this Agreement may not be amended, nor any material waiver of those terms be granted, without the consent of the Administrative Agent to the extent required under the Transaction Documents; provided that the Originator and the Buyer may agree to an adjustment of the purchase price for any Receivable without the consent of the Administrative Agent provided that the purchase price paid for any Receivable shall be an amount not less than adequate consideration that represents fair value for such Receivable.
Section 8.2    Protection of Ownership Interests of the Buyer    . (a) The Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Buyer or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the interest of the Buyer (or the Administrative Agent, as its assignee) hereunder, or to enable the Buyer (or the Administrative Agent, as its assignee) to exercise and enforce its rights and remedies hereunder. At any time after the occurrence of an Event of Default, the Administrative Agent may, at the Originator’s sole cost and expense, direct the Originator to notify the Obligors of the ownership interest of the Buyer and the security interest of the Administrative Agent, on behalf of the Lenders, under the Receivables Financing Agreement.
(b)     If the Originator fails to perform any of its obligations hereunder, the Buyer and the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligations, and the Buyer’s or the Administrative Agent’s (as applicable) costs and expenses incurred in connection therewith shall be payable by the Originator as provided in Section 8.6. The Originator irrevocably authorizes the Buyer and the Administrative Agent at any time and from time to time in their sole discretion, and appoints each of the Buyer and the Administrative Agent as its attorney-in-fact, to act on behalf of the Originator (i) to authorize and/or execute on behalf of the Originator as debtor and to file financing statements necessary or desirable in the Buyer’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Buyer in the Purchased Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Purchased Receivables as a financing statement in such jurisdictions and in such offices as the Buyer or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the Buyer’s interests in the Purchased Receivables. This appointment is coupled with an interest and is irrevocable.
Section 8.3.    Assignment of Agreement    . The Originator hereby acknowledges that on the date hereof, the Buyer has collaterally assigned for security purposes all of its right, title and interest in, to and under this Agreement to the Administrative Agent for the benefit of the Lenders pursuant to the Receivables Financing Agreement and that the Administrative Agent and the Lenders are third party beneficiaries hereof. The Originator hereby further acknowledges that after the occurrence and during the continuation of an Event of Default (as defined in the Receivables Financing Agreement) all provisions of this Agreement shall inure to the benefit of the Administrative Agent and the Lenders, including the enforcement of any provision hereof to the extent set forth in the Receivables Financing Agreement, but that neither the Administrative Agent nor any Lender shall have any obligations or duties under this Agreement. The Originator hereby further acknowledges that the execution and performance of this Agreement are conditions precedent for the Administrative Agent and the Lenders to enter into the Receivables Financing Agreement and that the agreement of the Administrative Agent and Lender to enter into the Receivables Financing Agreement will directly or indirectly benefit the Originator and constitutes good and valuable consideration for the rights and remedies of the Administrative Agent and each Lender with respect hereto.
Section 8.4.    Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Buyer or the Administrative Agent, no claim may be made by the Originator or any other Person against the Buyer or the Administrative Agent or any of their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 8.5.    Binding Effect; Assignment    . This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and shall also, to the extent provided herein, inure to the benefit of the parties to the Receivables Financing Agreement. The Originator acknowledges that the Buyer's rights under this Agreement are being assigned to the Administrative Agent under the Receivables Financing Agreement and consents to such assignment and to the exercise of those rights directly by the Administrative Agent, to the extent permitted by the Receivables Financing Agreement.
Section 8.6.    Survival    . The rights and remedies with respect to any breach of any representation and warranty made by the Originator or the Buyer pursuant to Section 4 and the indemnification provisions of Section 7 shall survive any termination of this Agreement.
Section 8.7.    Costs, Expenses and Taxes    . In addition to the obligations of the Originator under Section 7, each party hereto agrees to pay on demand all costs and expenses incurred by the other party and its assigns (other than Excluded Losses) in connection with the enforcement of, or any actual or claimed breach of, this Agreement, including the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under this Agreement in connection with any of the foregoing. The Originator also agrees to pay on demand all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of this Agreement.
Section 8.8.    Execution in Counterparts; Integration    . This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. To the fullest extent permitted by applicable law, delivery of an executed counterpart of a signature page of this Agreement by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Agreement. Any party who delivers an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
Section 8.9.    Severability; Section References    . Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
Section 8.10.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO) EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE BUYER’S OWNERSHIP INTEREST IN THE RECEIVABLES, RELATED SECURITY AND OTHER ASSETS CONVEYED HEREUNDER OR REMEDIES IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
Section 8.11    Consent to Jurisdiction. THE ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE ORIGINATOR PURSUANT TO THIS AGREEMENT, AND THE ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE BUYER OR THE ADMINISTRATIVE AGENT (AS ITS ULTIMATE ASSIGNEE) TO BRING PROCEEDINGS AGAINST THE ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE ORIGINATOR AGAINST THE BUYER OR ITS ASSIGNS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.
Section 8.12    Waiver of Jury Trial    . EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY THE ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
Section 8.13.    No Proceedings    . The Originator agrees, for the benefit of the parties to the Receivables Financing Agreement, that it will not institute against the Buyer, or join any other Person in instituting against the Buyer, any Insolvency Proceeding until one year and one day after no investment, loan or commitment is outstanding under the Receivables Financing Agreement. In addition, all amounts payable by the Buyer to the Originator pursuant to this Agreement shall be payable solely from funds available for that purpose (after Buyer has satisfied all obligations then due and owing under the Receivables Financing Agreement).
Section 8.14.    Notices. Unless otherwise specified, all notices and other communications hereunder shall be in writing (including by telecopier or other facsimile communication), given to the appropriate Person at its address or telecopy number set forth at the following addresses:
If to Buyer:    Zebra Technologies RSC, LLC
Address:
3 Overlook Point
Lincolnshire, IL 60069
Attention: President
Telephone: (847) 634-6700
Facsimile: (847) 913-8766

with a copy to:
Zebra Technologies International, LLC
3 Overlook Point
Lincolnshire, IL 60069
Attn: President
Telephone: (847) 634-6700
Facsimile: (847) 913-8766

and with a copy to:

Zebra Technologies Corporation
3 Overlook Point
Lincolnshire, IL 60609
Attn: Senior Vice President and General Counsel
Telephone: (847) 634-6700
Facsimile: (847) 913-8766
If to the Originator:    Zebra Technologies International, LLC
Address:
3 Overlook Point
Lincolnshire, IL 60069
Attn: President
Telephone: (847) 634-6700
Facsimile: (847) 913-8766

with a copy to:

Zebra Technologies Corporation
3 Overlook Point
Lincolnshire, IL 60609
Attn: Senior Vice President and General Counsel
Telephone: (847) 634-6700
Facsimile: (847) 913-8766
Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), notices and communications sent by email shall be effective when confirmed by electronic receipt or otherwise acknowledged, and notices and communications sent by other means shall be effective when received.
Section 8.15.     Entire Agreement    . This Agreement constitutes the entire understanding of the parties thereto concerning the subject matter thereof. Any previous or contemporaneous agreements, whether written or oral, concerning such matters are superseded thereby.
Section 8.16.    Power of Attorney. The Originator hereby irrevocably designates and appoints the Buyer (including, without limitation, its successors and assigns) as the Originator’s true and lawful attorney-in-fact and authorizes the Buyer (including its successors and assigns), in the Originator’s or the Administrative Agent’s name, to: (a) at any time an Event of Default exists or has occurred and is continuing enforce all rights and remedies of the Originator with respect to the Purchased Receivables purchased hereunder and the Related Security and do all other acts and things which are necessary, in the Buyer’s (including its successors and assigns) determination, to fulfill the Originator’s obligations under this Agreement and the other Transaction Documents to which the Originator is a party and (b) at any time to (i) take control in any manner of any item of payment in respect of Purchased Receivables or any Related Security or otherwise received in or for deposit in a Lock-Box, Collection Account or otherwise received by the Administrative Agent or any other Secured Party, (ii) have access to any Lock-Box or Collection Account into which remittances from Obligors in respect of Purchased Receivables or other proceeds of the Purchased Receivables and the Related Security are sent or received, (iii) endorse the Originator’s name upon any items of payment in respect of Purchased Receivables or Related Security or otherwise received by the Buyer, the Administrative Agent and any Secured Party (as applicable), (iv) endorse the Originator’s name upon any chattel paper, document, instrument, Invoice, or similar document or agreement relating to any Purchased Receivable or any goods pertaining thereto or any Related Security including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (v) sign the Originator’s name on any verification of Purchased Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. The Originator hereby releases the Buyer (including its successors and assigns) and its respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of the Buyer’s (or its successors and assigns), own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.
[SIGNATURE PAGE TO FOLLOW]
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
ZEBRA TECHNOLOGIES INTERNATIONAL, LLC,
as Originator
By /s/ Michael Cho
Name: Michael Cho
Title: Manager
ZEBRA TECHNOLOGIES RSC, LLC, as Buyer

By	/s/ Michael Kim
Name: Michael Kim
Title: Director

EXHIBIT A
JURISDICTION OF ORGANIZATION OF THE ORIGINATOR;
PLACES OF BUSINESS OF THE ORIGINATOR; LOCATIONS OF RECORDS;
FEDERAL EMPLOYER IDENTIFICATION NUMBER
Zebra Technologies International, LLC
Jurisdiction of Organization: Illinois
File Number (if any): 00669482
Principal Place(s) of Business: 3 Overlook Point, Lincolnshire, IL 60069
Location(s) of Records: 3 Overlook Point, Lincolnshire, IL 60069
Federal Employer Identification Number: 02-0545884
Legal, Trade and Assumed Names: Same as above. (No other trade or d/b/a names.)

EXHIBIT B

NAMES OF COLLECTION ACCOUNT BANKS AND COLLECTION ACCOUNTS

Bank	Lockbox	Account and ABA Numbers
JPMorgan Chase Bank, N.A.	N/A	Account Number: 5330363322 Wire ABA#: 021000021 ACH ABA#: 071000013

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